Exhibit (10)(a)
ASSOCIATED BANC-CORP
1987 LONG-TERM INCENTIVE STOCK PLAN
Amended and Restated Effective January 1, 2008

ASSOCIATED BANC-CORP
1987 LONG-TERM INCENTIVE STOCK PLAN

TABLE OF CONTENTS

i

Section I. Purpose of the Plan.
     The purpose of this Associated Banc-Corp 1987 Long-Term Incentive Stock Plan (prior to January 1, 2008, known as the Associated Banc-Corp Restated Long-Term Incentive Stock Plan) (the “Plan”) is (i) to associate more closely the interests of certain key employees of Associated Banc-Corp (the “Company”) and its affiliated units and directors of the Company (the “Participants”) with those of the Company’s stockholders by encouraging stock ownership, (ii) to provide long-term incentives and rewards to those key employees of the Company and its affiliated units who are in a position to contribute to the long-term success and growth of the Company, and (iii) to assist the Company in retaining and attracting key employees with requisite experience and ability.
Section II. Administration.
(a)	The Committee. The Plan shall be administered by the Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) composed of not less than three Directors. In the event that any member of the Committee is to be granted Options under the Plan, then said grant shall be made by the Board of Directors of the Company. The Board of Directors’ actions in such instances shall be governed by each of the provisions of the Plan to the extent applicable to the Committee. Options under the Plan can be granted to officers and directors of the Company only after the Plan has been ratified by the shareholders of the Company.
(b)	Authority and Discretion of Committee. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those key employees of the Company and its affiliated units who shall be among the Participants; (ii) select the Participants to whom awards are to be granted under this Plan; (iii) determine the size and the form of the award or awards to be granted to any Participant; (iv) determine the time or times such awards shall be granted; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred; (vi) alter any restrictions or vesting schedules; and (vii) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

(c)	Option Grants. Options granted under the Plan may, in the discretion of the Committee, be either Incentive Stock Options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) or nonqualified stock options (collectively, “Options”). Each stock option agreement shall specifically state, for each Option granted thereunder, whether the Option is an ISO or a nonqualified stock option. In no event, however, shall both an ISO and a nonqualified stock option be granted together under the Plan in such a manner that the exercise of one Option affects the right to exercise the other. The provisions of this Plan and of each ISO granted hereunder shall be interpreted in a manner consistent with Section 422 of the Code and with all valid regulations issued thereunder. However, to the extent that any ISO granted hereunder does not comply with the provisions of Section 422, such ISO shall be treated as a nonqualified stock option for all purposes under the Code. ISOs may be granted only to employees of the Company and its affiliated units. No ISO shall be granted under the Plan subsequent to April 22, 2008. Except as provided in section III(f)(2), all provisions of this Plan apply to both ISOs and nonqualified options.
Section III. Awards.
     Awards which the Committee may grant under the Plan may include any or all of the following, as described herein: Any form of Option, Stock Appreciation Right, Stock Award or Performance Shares granted under this Plan.
(a)	Nonqualified Stock Options. Nonqualified stock options are rights to purchase shares of the Common Stock of the Company, $.01 par value, (“Common Stock”) at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time.
(i)	The Committee may grant nonqualified stock options either alone or in conjunction with Stock Appreciation Rights as described in paragraph (c) below. It shall determine the number of shares of Common Stock to be covered by each such nonqualified stock option. Nonqualified stock options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

(ii)	No nonqualified stock option shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. A nonqualified stock option shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.
(iii)	In the event of termination of a Participant’s employment with the Company or its affiliated units for any reason, except as otherwise provided below, any non-vested portion of any nonqualified stock option granted to such Participant shall terminate immediately.

(iv)	Except as described below or as otherwise determined by the Committee in its sole discretion, in the event of a Participant’s voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any nonqualified stock option granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

(v)	If a Participant’s employment with the Company or its affiliated unit terminates by reason of the Participant’s death, Permanent Disability or Retirement, any outstanding nonqualified stock option then held by such Participant shall remain exercisable, but only to the extent such nonqualified stock option was exercisable on the date of such Participant’s termination of employment, until the earlier of (a) one year following the date of termination and (b) the expiration of the term of such Option. If on the date of such termination of employment, any such nonqualified stock option shall not be fully exercisable, the Committee shall have the discretion to cause such Option to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time a nonqualified stock option is granted or at any time thereafter while such a nonqualified stock option remains outstanding.

(vi)	The Committee will determine the conditions of nonqualified stock option exercise, but in no event may any portion of a vested nonqualified stock option be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

(vii)	All nonqualified stock options shall vest immediately upon a Change in Control, as defined in section IV(1) hereof.

(viii)	The purchase price of shares purchased pursuant to any nonqualified stock option shall be equal to the Fair Market Value of such shares on the date of nonqualified stock option grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock held for a period of at least six months (valued at their Fair Market Value on the date of nonqualified stock option exercise, as defined in section IV); or (c) a combination of cash and Common Stock.

(ix)	The Committee may at any time offer to buy out a nonqualified stock option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.
(b)	ISO. ISOs are rights to purchase shares of the Common Stock at a price equal to the Fair Market Value of such Common Stock on the date of grant for a predetermined period of time. Only Participants who are key employees (not directors who are not also employees) of the Company or an affiliated unit shall be eligible to receive an ISO grant. However, in the case of an ISO granted to a Participant who at the time of the grant owns (directly or indirectly, and including the Shares purchasable under such ISO) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Option price shall be at least 110% of such Fair Market Value at the time the ISO is granted; provided further, that the Option price shall in no event be less than the par value of the Shares subject to such Option and the ISO must be exercised within 5 years of the date of grant.
(i)	The Committee shall determine the number of shares of Common Stock to be covered by each such ISO. ISOs granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan.

(ii)	No ISO shall be exercisable until it is vested and, thereafter, shall be immediately exercisable. An ISO shall vest in accordance with terms set forth by the Committee at the date of grant in the option agreement.

(iii)	In the event of termination of a Participant’s employment with the Company or its affiliated units for any reason, except as otherwise provided below or as otherwise determined by the Committee in its sole discretion, any non-vested portion of any ISO granted to such Participant shall terminate immediately.

(iv)	Except as described below or as otherwise determined by the Committee in its sole discretion, in the event of a Participant’s voluntary or involuntary termination of employment with the Company or its affiliated units, the vested portion of any ISO granted to such Participant, but not yet exercised, shall terminate on the date of termination of employment.

(v)	If a Participant’s employment with the Company or its affiliated unit terminates by reason of the Participant’s death, Permanent Disability or Retirement, any outstanding ISO then held by such Participant shall remain exercisable, but only to the extent such option was exercisable on the date of such Participant’s termination of employment, until the earlier of (a) one year following the date of termination and (b) the expiration of the term of such ISO. If on the date of such termination of employment, any such ISO shall not be fully exercisable, the Committee shall have the discretion to cause such ISO to continue to become exercisable on the date or dates specified therein as if such termination of employment had not occurred. The Committee may exercise the discretion granted to it by the preceding sentence at the time an ISO is granted or at any time thereafter while such an ISO remains outstanding.

(vi)	The Committee will determine the conditions of Option exercise, but in no event may any portion of a vested ISO be exercisable earlier than one year (except pursuant to a Change in Control) or later than ten years from the date of the grant.

(vii)	All ISOs shall vest immediately upon a Change in Control, as defined in section IV(1) hereof.

(viii)	The purchase price of shares purchased pursuant to any ISO shall be equal to the Fair Market Value of such shares on the date of grant, as determined by the Committee, and shall be paid in full upon exercise, either (a) in cash; (b) by delivery of shares of Common Stock held for a period of at least six months (valued at their Fair Market Value on the date of ISO exercise, as defined in section IV); or (c) a combination of cash and Common Stock.
(ix)	The Committee may at any time offer to buy out an ISO previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.
(c)	Stock Appreciation Rights. Stock Appreciation Rights are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Option. The Committee may grant Stock Appreciation Rights to any optionee either at the time of the grant of the Option or subsequently, by amendment to such grant. All Stock Appreciation Rights shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan and shall be granted subject to the following terms and conditions and such other terms and conditions as the Committee may establish:
(i)	Each Stock Appreciation Right shall be exercisable at the same time as the related Option is exercisable.

(ii)	Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Option. With respect to each share of Common Stock as to which an optionee’s Option is surrendered upon exercise of any Stock Appreciation Right, the optionee shall be entitled to receive, in cash or in shares of Common Stock, the economic value of such Stock Appreciation Right. Such economic value shall be equal to the excess of the Fair Market Value (determined on the date of exercise of such Stock Appreciation Right) of one share of Common Stock over the option price per share specified in the related Option. The Optionee shall not be required to pay the Option exercise price upon surrender of the Option upon exercise of the related Stock Appreciation Right.

(iii)	Each surrender of a portion of or all of an Option upon the exercise of a Stock Appreciation Right shall cause a share-for-share reduction in the number of shares of Common Stock covered by the related Option.
(iv)	Stock Appreciation Rights, when exercised, may be paid for by the Company in cash or Common Stock. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued upon exercise of Stock Appreciation Rights.
(d)	Restricted Stock Awards. Restricted Stock Awards are stock grants, the payment of which will depend upon the Participant’s continued employment with the Company and may depend upon the achievement of certain financial performance objectives.
(i)	The Committee may grant Restricted Stock either alone or in conjunction with Performance Shares as described in paragraph (e) below. It shall determine the number of shares of Restricted Stock to be covered by each such grant.

(ii)	Restricted Stock is Common Stock acquired by a Participant subject to the restrictions described in the following subsections.

(iii)	Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered during a period set by the Committee, commencing with the date of such award. In the event of the termination of employment of a recipient of Restricted Stock for any reason except death, Retirement or Permanent Disability, the recipient shall transfer or cause to be transferred to the Company title to the Restricted Stock owned by such recipient within 30 days following such termination.

(iv)	Restriction terms and conditions will be set by the Committee at the time of award. These conditions may include the requirement that certain financial performance objectives of a Participant or the Company are achieved.

(v)	Upon the occurrence of the earlier of the death or Permanent Disability of the recipient of Restricted Stock, the restrictions against sale, transfer, and other disposition and against pledge or other encumbrance of such Restricted Stock, which have not otherwise lapsed, shall immediately lapse.

(vi)	Upon the occurrence of Retirement, the restrictions against sale, transfer or other disposition and against pledge or other encumbrance, as to a portion of the Restricted Stock (Portion A), as to which restrictions have not otherwise lapsed shall immediately lapse. The retiree shall transfer or cause to be transferred to the Company title to the balance of the Restricted Stock (i.e., the portion of Restricted Stock as to which restrictions have not otherwise lapsed and which is not included in Portion A) within 30 days following such Retirement.

For purposes of this subsection, Portion A will be determined separately for each block of Restricted Stock for which restrictions are due to lapse on a different date. For each such block, Portion A will be determined by multiplying the number of shares in such block by a fraction, the numerator of which is the number of months from the date of grant of that block of Restricted Stock to the date of retiree’s Retirement and the denominator of which is the number of months from the date of grant of that block of Restricted Stock to the date that restrictions on such block are due to lapse, as determined by the Committee. In the event that the total Portion A calculated for all such fraction shall be rounded up to the nearest whole number.

By way of illustration, if a Participant was granted 100 shares of Restricted Stock on January 1, 1994, with the restrictions on such stock due to lapse on January 1, 1999, and 200 shares of Restricted Stock on January 1, 1995, with the restrictions on such stock due to lapse on January 1, 2000, and if the Participant retired on January 1, 1996, Portion A would be determined separately for the Restricted Stock granted on January 1, 1994, and for the Restricted Stock granted on January 1, 1995. With respect to the Restricted Stock granted on January 1, 1994, Portion A would equal 40 shares [determined by multiplying 100 (the number of shares in such block) by 24/60 (the number of months from the date of grant to the date of Retirement divided by the number of months from the date of grant to the date of lapse)]. Thus the total amount of stock included in Portion A for the Participant would be 60 shares (40 plus 20).

(vii)	All restrictions shall lapse immediately upon a Change in Control, as defined in section IV(1) hereof.

(viii)	Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Associated Banc-Corp 1987 Long-Term Incentive Stock Plan of Associated Banc-Corp (the “Company”). A copy of said Plan is on file in the office of the Secretary of the Company at the Company’s offices in Green Bay, Wisconsin.”

Prior to January 1, 2008, the legend provided:

“The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Amended and Restated Long-Term Incentive Stock Plan of Associated Banc-Corp (the “Company”). A copy of said Plan is on file in the office of the Secretary of the Company at the Company’s offices in Green Bay, Wisconsin.”

(ix)	In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such stock, deposit such certificates, together with stock powers and such other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.
(e)	Performance Shares. Each Restricted Stock Award may be accompanied by a Performance Share Award.
(i)	On the date the restrictions lapse on an accompanying Restricted Stock Award, each Performance Share awarded will result in payment to the recipient of the Performance Share Award, in Common Stock or in cash, of an amount equal to the Fair Market Value of one share of Company Common Stock on such date multiplied by sum of the highest Federal and state of residence of Participant marginal income tax rates in effect in the year in which restrictions lapse. A marginal income tax rate is the rate of tax applicable to the last dollar of income earned by the taxpayer. The Committee shall have the sole and absolute discretion to determine the relative amounts of cash or Common Stock which may be paid or issued in satisfaction of a Performance Share Award.
(ii)	The number of Performance Shares shall be determined by the Committee and will be granted on the same date as is the Restricted Stock Award.
(f)	Limitations on Grants.
(i)	The following limitations will apply to grants of Options or Stock Appreciation Rights under the Plan:
[a]	No Participant will be granted Options or Stock Appreciation Rights under the Plan to receive more than 100,000 shares of Common Stock in any fiscal year, provided that the Company may make an additional one-time grant of up to 20,000 shares to newly hired employees; and

[b]	No Participant will be granted Options or Stock Appreciation Rights under the Plan to purchase more than 1,000,000 shares over the term of the Plan, provided that, if the number of shares available for issuance under the Plan is increased, the maximum number of Options or Stock Appreciation Rights that any Participant may be granted also automatically will increase by a proportionate amount equal of shares for each additional fiscal year in which shares are allocated for issuance under the Plan.
Except as to forfeited shares, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance.

The foregoing limitations are intended to satisfy the requirements applicable to Options and Stock Appreciation Rights so as to qualify such awards as “performance-based compensation” within the meaning of section 162 (m) of the Code. In the event that the Committee determines that such limitations are not required to qualify Options or Stock Appreciation Rights as performance-based compensation, the Committee may modify or eliminate such limitations.
(ii)	The following limitations will apply to grants of ISOs under the Plan:
[a]	The aggregate Fair Market Value (determined at the time the ISOs are granted) of the Shares with respect to which the ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. This limitation shall be applied by taking ISOs into account in the order they were granted.

[b]	Shares acquired upon the exercise of an ISO shall not be disposed of (a) within two (2) years following the date the ISO was granted; nor (b) within one (1) year following the date shares of Common Stock are transferred to the employee.
Section IV. Miscellaneous Provisions.
(a)	Rights of Recipients of Awards. A holder of Options, Stock Appreciation Rights and Performance Shares granted under the Plan shall have no rights as a shareholder of the Company by virtue thereof unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a shareholder of record.

(b)	Assignment. Options, Stock Appreciation Rights and Performance Shares or any rights or interests of a Participant therein, shall be assignable or transferable by such Participant at the discretion of the Committee or by will or the laws of descent and distribution.

(c)	Further Agreements. All Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Shares granted under this Plan shall be evidenced by agreements or other written documents from the Company, in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require. Such agreement may set forth certain restrictive covenants applicable to the Participant and penalties for the breach thereof, as determined by the Committee in its sole discretion.

(d)	Replacement Options. Upon cancellation of an outstanding Option, replacement Options may be issued in an amount and with such terms as the Committee may determine.

(e)	Deferral of Exercise.
(i)	Securities Law Restrictions. Although the Company intends to use its best efforts so that the shares purchasable upon the exercise of Options will be registered under, or exempt from the registration requirements of the federal Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities law at the time Options become exercisable, if the exercise of an Option or any part of it would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

(ii)	Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may bear a legend to reflect such restrictions.
(f)	Withholding of Taxes. Pursuant to applicable Federal, state, local, or foreign tax laws, the Company may be required to collect income or other taxes upon the grant of certain awards, the exercise of an Option or Stock Appreciation Right, or the lapse of restrictions on a Restricted Stock Award or Performance Share. The Company may deduct from payments made under the Plan, or require, as a condition to such award or to the exercise of an Option or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company determine, in their discretion are required to be withheld. Unless otherwise determined by the Company, the Participant’s withholding reimbursement obligation may be settled by the Participant’s transfer of vested Common Stock to the Company. The maximum number of shares that the Participant may use toward satisfying the withholding reimbursement shall not exceed the minimum funding required for the withholding. Where the Participant’s withholding reimbursement obligation arises by reason of the Participant’s election under section 83(b) of the Code with respect to the Award, the Participant may not remit unvested shares in satisfaction of the Participant’s withholding reimbursement obligation.
(g)	Right to Awards. No employee of the Company or its affiliated unit or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any affiliated unit nor shall the grant of any award hereunder constitute a request or consent to postpone the retirement date of a Participant. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

(h)	Fair Market Value. The “Fair Market Value” of the Common Stock of the Company shall be determined by the Committee and shall be the closing price as reported on the NASDAQ National Market System as reported in the Wall Street Journal, for the Company’s Common Stock for the trading day of the date of the grant or exercise, whichever is appropriate. If no trade occurs on the NASDAQ National Market System on such date, the “Fair Market Value” of the Common Stock of the Company shall be determined by the Committee in good faith.

(i)	Permanent Disability. “Permanent Disability” shall mean a finding by the Committee that a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits of not less than 3 months under the Associated Banc-Corp Long-Term Disability Plan.
(j)	Retirement. “Retirement” shall mean any date on which an employee retires under the terms and conditions of the Company’s 401(k) and Employee Stock Ownership Plan provided, however, that the employee has attained age 55 as of such date.

(k)	Indemnity. Neither the Board of Directors nor the Company, nor any members of either, nor any employees of the Company or its affiliated units, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its affiliated units with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Articles of Incorporation of the Company.

(l)	Change in Control. “Change in Control” shall mean a change in control of the Company which shall be deemed to have occurred only if:
(i)	25% or more of the outstanding voting securities of the Company changes beneficial ownership as a result of a tender offer;

(ii)	The Company is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the shareholders of the Company who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;

(iii)	The Company sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Internal Revenue Code section 1563, of which the Company is a member; or

(iv)	A person, within the meaning of sections 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).
For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (relating to options) of the Exchange Act.

(m)	Transfers and Leaves. A change in employment or service from the Company to an affiliated unit of the Company, or vice versa, shall not constitute termination of employment or service for purposes of the Plan. Furthermore, the Committee (or Board of Directors in case of a member of the Committee) may determine that for purposes of the Plan, a Participant who is on leave of absence will still be considered as in the continuous employment or service of the Company.

(n)	No Fiduciary Relationship or Responsibility. The Plan is not subject to ERISA. Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

(o)	Severability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

(p)	Governing Law. This Plan shall be governed, administered, construed and enforced according to the laws of the United States and the State of Wisconsin law to the extent not preempted by the laws of the United States.

(q)	Waiver. A waiver by a party of any of the terms and conditions of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term or condition of this agreement.
(r)	Entire Agreement. This Plan constitutes the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements, or commitments of the Company hereto except as set forth herein. This Plan may be amended only by an instrument in writing.
Section V. Amendment and Termination; Adjustments Upon Changes in Stock
     The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that such amendment shall be subject to shareholder approval to the extent required by applicable law or the rules of the NASDAQ National Market System or any other exchange or market on which any of the Company’s securities are traded. Except as provided herein, no amendment, suspension or termination of the Plan may impair the rights of a Participant to whom an award has been granted without such Participant’s consent. If there shall be any change in the stock subject to the Plan or to any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or other award granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company in the aggregate number and kind of shares and the price per share subject to outstanding Options, Stock Appreciation Rights, Restricted Awards, Performance Share Awards or other awards. Effective January 1, 2008, the Board of Directors of the Company has authorized the Committee to act on behalf of the Company for purposes of the Plan.
Section VI. Shares of Stock Available.
     The shares available for Options, Stock Appreciation Right Awards, Restricted Stock Awards, Performance Share Awards or other awards under this Plan shall not exceed 9,440,575 shares of the Company’s common stock (adjusted for stock dividends and splits), $.01 par value. This amount will be reduced upon the exercise of an Option, by the number of shares exercised; upon the exercise of a Stock Appreciation Right, by an amount equal to the number of shares covered by the Option cancelled due to Stock Appreciation Rights exercised; by the number of shares which are released due to the lapse of restrictions in case of a Restricted Stock Award; by the number of Performance Shares paid (in cash or Common Stock) at the time restrictions lapse on the Restricted Stock Awards which the Performance Shares accompany paid at the time restrictions lapse on such awards. Any shares subject to an Option hereunder that for any reason expires, terminates or is cancelled (other than because of the exercise of an attached Stock Appreciation Right or the unexercised expiration of such Option); shares reacquired by the Company because the Participant’s employment with the Company terminates prior to the lapse of restrictions on Restricted Stock Awards; or Performance Shares not paid because the participant’s employment with the Company terminates prior to the lapse of restrictions on accompanying Restricted Stock Awards will be available for further awards. Shares of Common Stock available for Options, Stock Appreciation Right Awards, Restricted Stock Awards and Performance Share Awards, Performance Units or Other Stock-Based Awards may be authorized but unissued shares, treasury shares, or shares reacquired on the open market. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares and settlement of awards under the Plan.
Section VII. Effective Date and Term of the Plan.
     Subject to shareholder approval, the effective date of the amendment and restatement of the Plan is the date on which shareholder approval is obtained (the “Effective Date”). Awards under the Plan may be made for a period of ten years commencing on such date. The period during which an Option or other Award may be exercised may extend beyond that time as provided herein. Unless otherwise agreed to by the Participant in writing, awards made prior to the Effective Date shall remain subject to the terms and conditions of the Plan prior to its amendment and restatement and the applicable option (or other award) agreement.
Section VIII. Disclaimer
     Associated is not responsible for the failure of optionees to make timely exercises, nor will any exception to the Plan be granted because of such failure and inaction.
     Adopted by the Administrative Committee of the Board of Directors: January 26, 1994.
     Adopted by the Board of Directors: January 26, 1994.
     Approved by Shareholders at the April 28, 1994, Annual Meeting.
     Amended by the Board of Directors: October 23, 1996.
     Amended by the Administrative Committee of the Board of Directors: January 22, 1997.

     Adopted by the Board of Directors: January 22, 1997.
     Approved by the Shareholders at the April 23, 1997, Annual Meeting.
     Amended by the Administrative Committee of the Board of Directors: January 28, 1998.
     Adopted by the Board of Directors: January 28, 1998.
     Approved by the Shareholders at the April 22, 1998, Annual Meeting.
     Amended by the Administrative Committee of the Board of Directors: January 27, 1999
     Adopted by the Board of Directors: January 27, 1999
     Amended by the Administrative Committee of the Board of Directors: January 23, 2002
     Adopted by the Board of Directors: January 23, 2002
     Approved by the Shareholders at the April 24, 2002, Annual Meeting.
     Amended by the Compensation and Benefits Committee: October 28, 2008.
     Adopted by the Board of Directors: October 28, 2008.

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